For period ending January 31, 1997                              Exhibit 77Q(2)
File Number 811-7804

                        Managed High Yield Fund Inc.

A Form 3 was filed late by the following officer as required by Section 16(a) of the Exchange Act during the most recent or prior fiscal years.

                      Postition      Number of       Number of Transactions Not
Name                  with Fund     Late Reports*     Reported on Timely Basis

Emil A. Polito      Vice President       1                        0


* Report related solely to such person having been elected an officer of the Fund.